Exhibit 10.55

SEVENTH AMENDMENT TO THE PROGESSIVE CORPORATION

EXECUTIVE DEFERRED COMPENSATION TRUST

(November 8, 2002 Amendment and Restatement)

THIS SEVENTH AMENDMENT, dated and effective as of the thirteenth day of June, 2011, unless otherwise specified herein, by and between Fidelity Management Trust Company (the “Trustee”) and The Progressive Corporation (the “Company”);

WITNESSETH:

WHEREAS, the Trustee and the Company heretofore entered into a Trust Agreement dated November 8, 2002, with regard to The Progressive Corporation Executive Deferred Compensation Trust (the “Trust”); and

WHEREAS, the Sponsor hereby directs the Trustee, in accordance with Section 5 and 8(g) of the Trust Agreement, as follows: (i) at the close of business (4:00p.m. ET) (“Market Close”) on June 14, 2011, to liquidate all participant balances held in the Vanguard Total International Stock Index Fund Investor Shares at its net asset value on such day, and to invest the proceeds in the Vanguard Total International Stock Index Fund Institutional Shares at its net asset value on such day; (ii) to redirect all participant contributions directed to the Vanguard Total International Stock Index Fund Investor Shares after the Market Close on June 14, 2011 to be invested in the Vanguard Total International Stock Index Fund Institutional Shares; and (iii) to permit no further investments in the Vanguard Total International Stock Index Fund Investor Shares as an investment option for the Plan after the Market Close on June 14, 2011. The parties hereto agree that the Trustee shall have no discretionary authority with respect to this sale and transfer directed by the Sponsor. Any variation from the procedure described herein may be instituted only at the express written direction of the Sponsor; and

WHEREAS, the Trustee and the Company now desire to amend said Trust Agreement as provided for in Section 12 thereof;

NOW THEREFORE, in consideration of the above premises, the Trustee and the Company hereby amend the Trust Agreement by:

(1)	Effective at Market Close on June 13, 2011, amending the “investment options” section of Schedule “A” to add the following:

•	Vanguard Total International Stock Index Fund Institutional Shares

(2)	Effective at Market Close on June 14, 2011, amending the “investment options” section of Schedule “A” to delete the following:

•	Vanguard Total International Stock Index Fund Investor Shares

IN WITNESS WHEREOF, the Trustee and the Company have caused this Seventh Amendment to be executed by their duly authorized officers effective as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties. Notwithstanding any contradictory provision of the agreement that this document amends, each party may rely without duty of inquiry on the foregoing representation.

THE PROGRESSIVE CORPORATION			FIDELITY MANAGEMENT TRUST COMPANY

By:			By:
	Its Authorized Signatory	Date		Its Authorized Signatory	Date